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                            SUBSIDIARIES OF REGISTRANT              EXHIBIT 21.1


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NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
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

The Profit Recovery Group International I, Inc. .........        Georgia
The Profit Recovery Group Asia, Inc. ....................        Georgia
The Profit Recovery Group Canada, Inc. ..................        Georgia
The Profit Recovery Group France, Inc. ..................        Georgia
The Profit Recovery Group Mexico, Inc. ..................        Georgia
The Profit Recovery Group U.K., Inc. ....................        Georgia
The Profit Recovery Group Belgium, Inc. .................        Georgia
The Profit Recovery Group Australia, Inc. ...............        Georgia
The Profit Recovery Group New Zealand, Inc. .............        Georgia
The Profit Recovery Group Netherlands, Inc. .............        Georgia
The Profit Recovery Group Germany, Inc. .................        Georgia
Accounts Payable Recovery Services, Inc. ................        Georgia
The Profit Recovery Group South Africa, Inc. ............        Georgia
PRG International Holding Company, Inc. .................        Georgia
The Profit Recovery Group Singapore PTE LTD. ............          (1)
PRG France S.A. .........................................          (2)
Financiere Alma S.A. ....................................          (2)
Alma Intervention, S.A. .................................          (2)
B&F Associes, S.A.R.L. ..................................          (2)
Club Affairs Alma, S.A.R.L. .............................          (2)
Meridian VAT Reclaim France S.A.R.L. ....................          (2)
Step S.A. ...............................................          (2)
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(1) A Singapore private limited company and a wholly-owned subsidiary of
    The Profit Recovery Group Asia, Inc.

(2) A French corporation